SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18882	22-2581418
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

383 Route 46 West, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On March 9, 2005, Bradley Pharmaceuticals, Inc. entered into a Distribution Services Agreement (the “Services Agreement”) with Cardinal Health, Inc. (“Cardinal”). Under the Services Agreement, Bradley has agreed to pay Cardinal, under certain circumstances, a fee in exchange for certain product distribution, logistics and inventory management, return goods processing, and administrative services. The Services Agreement is filed as an exhibit to this report on Form 8-K, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01. Financial Statements and Exhibits.

        The following exhibit is filed pursuant to Item 601 of Regulation S-K:

No.	Description

†10.6	Distribution Services Agreement, dated March 9, 2005, between Bradley Pharmaceuticals, Inc. and Cardinal Health, Inc.

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA
Chief Financial Officer and
Vice President

Dated: March 14, 2005

EXHIBIT LIST

No.	Description

†10.6	Distribution Services Agreement, dated March 9, 2005, between Bradley Pharmaceuticals, Inc. and Cardinal Health, Inc.

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.